EXHIBIT 99

Speech

Slide 1 - Title

Slide 2 - Forward-looking Statement

Slide 3 - Conference Theme

Thank you for inviting us, we are pleased to be participating.

With respect to the conference theme, we believe CSK's focused strategy of specialty packaging in target markets will deliver the greatest value to our shareholders.

Today we will talk about:

Our strategic direction and target markets

CSK today

Our priorities moving forward

Slide 4 - Focused Strategy

Our strategy focuses on specialty packaging in attractive, targeted markets that require global capability which offer the opportunity for differentiation and the ability to achieve sustainable competitive advantage

What do we mean by "specialty" packaging?

Emphasis on creativity and design; and selling to global customers to whom this is important

In a sentence, we want to continue to broaden our product offerings and expand our geographic coverage in high-end target markets

40-50 companies worldwide cover a significant share of our target markets and we currently serve half of them

Slide 5 - Key Markets

Our primary target markets are

Technology/Multimedia

Pharma/Healthcare

Beverages

Confectionery

Wet Food

Specialty Chemicals

Auto

Fine Spirits

Dry Food

Tobacco

Soap and Detergent

Why? Because these sectors offer faster growth (6%+ per year vs. 1-3% for commodity markets) and/or greater opportunity for differentiation and, therefore, margin enhancement.

Our customers require sophisticated design and added value services.

A packaging solution with global capability--by providing this, we become embedded in their business.

Slide 6 - Current Sectors Served

This shows the end use sectors that we served in 2000 on a pro forma basis

Heavy penetration in pharmaceuticals, healthcare and premium branded packaging

Just getting started in growing technologies and specialty chemicals

Slide 7 - Paperboard Packaging

Our Paperboard Packaging segment consists of Field Group businesses, First Carton, the paperboard packaging operations of Boxmore, and Green Printing

With 2000 Pro Forma revenues $680 million, we are

A leading European specialty packaging producer

With 41 operating locations, 5,000 employees, in 8 countries

Our scope and scale are important in one overriding measure - they are integral to our customers' success

Our packaging (cartons, labels and leaflets) under pin product quality, brand differentiation and supports customer strategies around the world

Slide 8 - Pharmaceutical Packaging

Global pharma shipments are projected to reach $476 billion in 2001, up 7% year over year.

Healthcare cost reduction efforts favor increased use of self-diagnosis and self-medication versus expensive hospital stays.

In Europe, the "patient pack" initiative will ensure above average sales growth for folding cartons for the next 10 years.

Legislation in the U.S. and Europe requires pharma packaging to include more detailed information of dosages, ingredients and side effects, generating growing demand for label and leaflet combinations

Slide 9 - Pharma-Healthcare - Customers

Sample list of customers in this sector; clearly a blue chip list

GlaxoSmithKline, Boots and 3M Healthcare are among our largest customers

We supply one stop shop service to many of these customers (ie. cartons, labels and leaflets) and have secured either long term or evergreen contracts and preferred supplier relationships with all of them

We just recently secured a 3 year contract extension with Glaxo and as a result of the recent merger, we are optimistic about additional business with Smith Kline

Slide 10 - Premium Branded Packaging

Our second target market is premium branded goods--which encompasses fine spirits, confectionery

People around the world have more disposable income than ever before and more consumers are able to buy these products

In "image-oriented" markets, a large part of a products brand image is communicated through the package

Slide 11 - Fine Spirits - Customers

The details and quality of packaging for these high-end products allows us to differentiate our products and add "value" to the customer's products

We provide a full range of products including: cartons, composite tubes, wet applied labels and rigid boxes

Again, we have secured the majority of our customer base on long term contracts

We recently secured a 2 year extension to a previous 5 year contract with UDV; one of our largest worldwide customers

Slide 12 - Confectionery - Customers

Competition between brands leads to new designs and product launches. Our constructional and design capabilities are considered among the best in Europe

We recently secured a 5 year contract with Nestle and recently worked with Mars on their "Celebrations" launch in Europe and the U.S. Currently we are proposing on their core European business

Slide 13 - Multimedia and Technology Packaging Market

Likewise the multimedia and technology markets are growing at even faster rates

These customers want innovative packaging and displays as brand awareness and retail presence become more important to their success.

And they require just as much, if not more, specialization of packaging to help protect the product and sell the product on the shelf

The proliferation of new products and new formats, as well as demand for existing products are generating rapid growth

Sector growth rate is from 7-10% per annum; these markets are huge

Slide 14 - Multimedia-Technology

While we are just getting started in penetrating this market; our current list already includes a few industry leaders

Slide 15 - Tobacco Packaging

Another significant market for us is tobacco packaging.

We are one of Europe's largest suppliers of tobacco packaging, a position continuously enhanced through investment in the most advanced international manufacturing infrastructure

Slide 16 - Tobacco - Customers

We recently secured a 3 year sole supply contract with Gallaher and we have supplied BAT for over 60 years

Slide 17 - Plastic Packaging

Our plastic packaging segment serves the specialty chemical, beverages and pharmaceutical sectors

The division operates from 7 facilities located in UK, Ireland, France, South Africa and China, with over 600 employees

Over the past 3 years, the division has delivered strong double digit organic growth with pro forma revenues topping $100 million in 2000

Slide 18 - Specialty Chemicals

Specialty chemicals equates to approximately 1/3 of our plastics packaging sales

Sector includes agrochemicals, food flavors, beverage concentrates and industrial chemicals, e.g. inks and coatings

Slide 19 - Specialty Chemicals Sector

Now a few attributes of this sector:

Need for high quality, technically demanding products, e.g. Coca-Cola, Syngenta

An environmentally friendly, but effective barrier container, e.g. fluorinated HDPE or PET (under 2 litre, 1/2 gallon)

UN Certification for the transportation of dangerous goods

Global sourcing of a quality product with consistent service

Slide 20 - Specialty Chemicals - Customers

We have a strong position in the global agrochemical sector

Agrochemical sector coming out of 3 year decline with growth expected at 3% levels

The split and rationalization within the life science companies, e.g. Astra Zeneca and Novartis, will result in more focused marketing and development within the agrochemical sector

We also have a strong position in the global concentrate sector

Both sectors are niche global markets with similar requirements that we are well positioned to serve

Slide 21 - Beverages Sector

Our soft drinks operations enjoy market dominant positions in local

Microsegments, which can yield worthwhile returns

Ireland: No 1 - HDPE milk containers

S. Africa: No 1 - PET soft drink containers

UK: No 3 - PET soft drink containers

The growth dynamics are unique in each market, but product substitutes is a common theme:

Ireland - Milk: Strong double-digit growth of plastic replacing glass and cartons

S. Africa - PET: Strong double-digit growth driven by increased demands for soft drinks plus substitution of predominant glass packaging by PET

UK: Strong growth of mineral water sector

70% of customer base contracted for next 1-5 years

PET highest growth packaging medium - over 10% globally

Expertise and technology is transferable to other sectors, e.g. 5 year Syngenta contract

Slide 22 - Title

Now a few numbers

Slide 23 - Discontinued Operations

2000 was a significant year in strengthening the foundation for Chesapeake's strategic direction

After a strategic review of the point-of-purchase display business in the fourth quarter, we announced our plan to sell this business in January 2001. We followed that with an announcement of our intention to sell our corrugated containers business and our 46 percent stake in Color-Box LLC, the joint venture we formed last year with Georgia-Pacific for litho-laminated products.

The businesses we plan to sell are well positioned, with hard-working employees, but they will be better fits with companies who are committed to their industries.

Slide 24 - Benefits of Planned Sales

Just as important in the thought process of why we should sell these businesses was how we could fund future growth

In the near term, the proceeds from these divestitures will allow us to substantially reduce debt

Longer term, a stronger balance sheet will give us the financial flexibility we need for Chesapeake to pursue strategic growth both internally and through acquisitions

Slide 25 - Bottom Line

In 2000, with our acquisitions and divestitures, we made important steps in the dynamic repositioning that Chesapeake started four years ago

Today, we are clearly focused on providing value-added specialty packaging, and we have a strong financial position

We believe the investment community will be able to see the health and profitability of our continuing businesses and will value our Company's shares accordingly

Slide 26 - Financial Highlights

To demonstrate the financial strength of our continuing businesses, here are some financial highlights that compare the "old" Chesapeake's performance in 1996 to the "new" Chesapeake's pro forma performance in 2000

Please note these are the pro forma results of our continuing operations

Although we are temporarily a smaller Company, our profit margins and cash flow return on sales percentages are significantly higher

Just as importantly, with our re-engineered portfolio of packaging businesses, we now have much less need for capital spending, which as shown here, is roughly one third of what used to be required to maintain our business. Thus, we have achieved one of our key goals of lowering our capital intensity

Slide 27 - Pro Forma Net Sales

Now let's look at the financial results for 2000. Pro forma net sales for continuing operations were down one percent, as increased volume in 2000 was offset by unfavorable foreign exchange translation rates used to translate local currency results into U.S. dollars. However, in local currency terms, pro forma sales for 2000 increased 9 percent from 1999

Slide 28 - Pro Forma EBIT

Our pro forma EBIT from continuing operations for 2000 was over $68 million, up 23% from our pro forma 1999 EBIT of just over $55 million, and up 54% from 1998. This year-over-year growth in profits reflects the positive impacts of volume increases and acquisition synergies, which more than offset the unfavorable impact of foreign exchange translation rates

Slide 29 - Pro Forma EBITDA

In 2000, our continuing operations' pro forma EBITDA was over $131 million, up six percent, when compared to pro forma 1999 EBITDA of $123.4 million, and up 25% from 1998

Slide 30 - Income from Continuing Operations

Income from continuing operations, before non-recurring items, for 2000 was $.99 per share, compared to 1999's figure of $.89 per share, an 11% increase

The increase in earnings per share was primarily the result of the favorable impact of the acquisitions completed in 2000 and lower weighted-average shares outstanding in 2000, partially offset by the unfavorable impact of foreign exchange translation rates

As these financial results show, our new portfolio of businesses, which are our foundation for future growth, enjoy healthy profitability and cash flow

Slide 31 - Capital Structure

3/31/01 reflects sale of our remaining interest in the tissue joint venture with GP. By end of 2Q, we expect the sale of our corrugated container and point of purchase display business to be completed, with Color-Box and CPI complete in 3Q

Tax outflows on Tissue gain $150M 2Q, $75M 3Q, $75M 4Q

Slide 32 - Financial Outlook 2001 Continuing Operations

For 2001, we expect revenues from continuing operations to be in the range of $820 to $870 million. EBITDA from continuing operations is expected to be in the range of $130 to $140 million; and net income from continuing operations is expected to be in the range of $1.20 to $1.40 per share, representing an increase of 20 to 40% over 2000's performance. Our first quarter results, just released last Friday, are in line with our business plan expectations for the kind of earnings improvement we are targeting for the full year. Also you may recall our earnings have a distinct seasonal operating pattern. For 2001, we estimate approximately _________ to _________% of our earnings will be realized in the second half of the year.

Slide 33 - Cash EPS

FASB has tentatively decided to eliminate the amortization of goodwill. This proposal could go into effect in the second half of 2001

We view this proposal favorably as more investors shift the focus to cash EPS

As you can see, this has a significant impact on our numbers

Slide 34 - Management Priorities

This year our top priority is operational excellence and

strengthening our balance sheet

Next year and beyond, our priorities include a North

American folding carton platform and increased

penetration in technology and multimedia

However, we intend to apply discipline to our valuation

of prospective acquisitions -- and only pursue reasonably

priced acquisitions that will add value for our

shareholders

Slide 35 - Summary

In summary:

The company is focused: A specialty packaging/ merchandising "pure play"

Leadership positions in attractive, fast growing customer segments where we can differentiate our products and services

And as said earlier, we believe the combination of attractive markets, global capability, relentless attention to cost reduction, and a management team that is focused on shareholder return will generate outstanding EPS and cash flow

We think that makes a very compelling case for investment in CSK stock.

Slide 36 - Title